Exhibit 99.1

McEwen Inc. and Golden Lake Exploration Inc. Announce Closing of Arrangement

Toronto, Ontario and Vancouver, British Columbia – April 30, 2026 – McEwen Inc. (“McEwen”) (NYSE/TSX:MUX) and Golden Lake Exploration Inc. (“Golden Lake”) (CSE: GLM) (OTCQB: GOLXF) are pleased to announce the completion of the previously announced business combination between McEwen and Golden Lake by way of statutory plan of arrangement (the “Arrangement”).

Golden Lake’s principal asset is its Jewel Ridge and Jewel Ridge West projects located adjacent to McEwen’s Windfall and Lookout Mountain discoveries, part of the Gold Bar Mine Complex, in the Eureka Mining District of Nevada. Historical drill highlights from Jewel Ridge project include 2.20 gpt gold over 28.96 meters, 1.24 gpt gold over 56.39 meters, 2.37 gpt gold over 67.57 meters. These holes are located north of McEwen’s Windfall deposit, where a recent drill hole returned 5.55 gpt gold over 44.2 meters. Incorporating Golden Lake’s projects into the Gold Bar Mine Complex will help continue the mine’s transformation into a long-life operation by investing in exploration and leveraging the current McEwen infrastructure.

Under the terms of the Arrangement, each holder of common shares of Golden Lake (each, a "Golden Lake Share") received 0.003876 McEwen common shares (each, a "McEwen Share") for each Golden Lake Share held (the "Exchange Ratio"). In addition, pursuant to the terms of the Arrangement, all outstanding common share purchase warrants of Golden Lake (the "Golden Lake Warrants") were cashlessly exercised and cancelled in exchange for Golden Lake Shares having a value equal to their in-the-money amount, and all outstanding convertible notes of Golden Lake (the "Golden Lake Notes") were converted into Golden Lake Shares based on principal and accrued interest in accordance with their terms.

All issued and outstanding Golden Lake Shares (including the Golden Lake Shares issued to holders of Golden Lake Warrants and holders of Golden Lake Notes) were exchanged for McEwen Shares on the basis of the Exchange Ratio. Outstanding stock options of Golden Lake were exchanged for replacement options of McEwen on an equivalent economic basis, with adjusted exercise prices, exercisable within 90 days following the closing of the Arrangement, in accordance with the terms of Golden Lake's stock option plan.

The shares of Golden Lake are expected to be delisted from the Canadian Securities Exchange (the "CSE") effective as of the close of market on April 30, 2026. Golden Lake will submit an application to cease to be a reporting issuer under applicable Canadian securities laws and to otherwise terminate its public reporting requirements.

Information for Golden Lake Shareholders

Certificates formerly representing Golden Lake Shares now represent only the right to receive McEwen Shares to which the holders are entitled pursuant to the Arrangement.

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In order to receive their McEwen Shares, registered shareholders of Golden Lake must deposit their share certificates or DRS advice(s) with a completed Letter of Transmittal, as set forth in the information circular of Golden Lake dated February 10, 2026. The Letter of Transmittal was mailed to registered shareholders together with the meeting materials for the Golden Lake meeting and it is also available on Golden Lake's SEDAR+ profile on www.sedarplus.ca.

Golden Lake shareholders who own their shares through a broker or other intermediary should contact such broker or other intermediary regarding their receipt of McEwen Shares under the Arrangement. Further information regarding the Arrangement, including instructions on how to exchange Golden Lake Shares for McEwen Shares, is set out in the management information circular of Golden Lake dated February 10, 2026, a copy of which is available on the profile of Golden Lake on SEDAR+ at www.sedarplus.ca.

About Golden Lake

Golden Lake Exploration is a junior public mining exploration company engaged in the business of mineral exploration and the acquisition of mineral property assets.

About McEwen

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world, the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Flin Flon in Manitoba and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its gold-silver El Gallo Mine in Mexico.

The Company has a 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$250 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

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McEwen Contact Info and Social Media

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 2006		LinkedIn:	https://www.linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

Neither the NYSE, TSX or CSE have reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen and Golden Lake.

Forward-Looking Statements

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements.

In this news release, forward-looking statements relate to, among other things, statements regarding: the timing of delisting of shares of Golden Lake from the CSE, Golden Lake ceasing to be a reporting issuer, goals to have Los Azules copper become one of the world's first regenerative copper mines and achieve carbon neutrality by 2038, and the objectives for McEwen. These forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding McEwen.

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McEwen and Golden Lake expressly disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise except as otherwise required by applicable securities legislation.

Qualified Person

Technical information pertaining to the Gold Bar Complex exploration contained in this press release has been prepared under the supervision of Robert Kastelic, MSc, CPG, Exploration Manager for McEwen Inc. in Nevada, and Luke Willis, P.Geo, Director of Resource Modelling for McEwen Inc., who are Qualified Persons (QPs) as defined by SEC S-K 1300 and Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects”. Technical information disclosed in this news release pertaining to the historic Jewel Ridge drilling was reviewed and approved by Don Hoy, P. Geo., who serves as a Qualified Person as defined under National Instrument 43-101 for Golden Lake Exploration Inc.

Historical References for Exploration Drilling at Jewel Ridge

•	Golden Lake press release of March 23, 2022

•	Golden Lake corporate website

Continued..

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Figure 1. McEwen and Golden Lake Property Locations, Eureka Nevada

McEWEN INC.
NYSE MUX TSX
Ruby Hill
Mine
i-80 Gold
Eureka
Mountain
Boy
Kentucky
Eureka
Tunnel
McEwen Inc.
Jewel Ridge
Golden Lake
Exploration
Jewel Ridge West
Golden Lake
Exploration
Hamburg
Windfall
Lookout
Mountain
McEwen Inc.
Legend
McEwen Inc
Property
Golden Lake
Exploration Property
Historic Mining
Activity/Mineralization
0
1
2
Miles
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